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                                    EXHIBIT 1

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement of Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per Share, of Business Resource Group and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 11th day of July, 2000.


                                        By:  /s/ JACK W. PETH
                                             -----------------------------------
                                             Jack W. Peth


                                        By:  /s/ BRIAN D. MCNAY
                                             -----------------------------------
                                               Brian D. McNay


                                        By:  /s/ JEFFREY TUTTLE
                                             -----------------------------------
                                               Jeffrey Tuttle